UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2015
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LEIDOS HOLDINGS, INC.
LEIDOS, INC.
(Exact name of registrant as specified in its charter)
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DELAWARE	001-33072 000-12771	20-3562868 95-3630868

(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

11951 Freedom Drive, Reston, Virginia	20190

(Address of Principal Executive Offices)	(Zip Code)
Registrants’ telephone number, including area code: (571) 526-6000
N/A
 (Former names or former addresses if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On June 15, 2015, Leidos Holdings, Inc. and Leidos, Inc. (collectively, the “Company” or “Leidos”) announced that the board of directors has appointed James C. Reagan as Executive Vice President and Chief Financial Officer, effective as of the date he commences employment with the Company, currently scheduled to be July 6, 2015. Mr. Reagan, age 56, will succeed Mark W. Sopp. The press release announcing Mr. Reagan’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Previously, Mr. Reagan served since 2012 as Senior Vice President and Chief Financial officer of Vencore, Inc. (formerly the SI Organization, Inc.). He served as the Executive Vice President and Chief Financial Officer for Pacific Architects and Engineers Incorporated (PAE) in 2012, the Senior Vice President and Chief Financial Officer of Vangent, Inc. from 2008 to2011, and the Executive Vice President and Chief Financial Officer of Deltek, Inc. from 2005 to 2008. Mr. Reagan holds a B.B.A. from the College of William and Mary and an M.B.A. from Loyola College in Baltimore. He is a certified public accountant and began his career and PricewaterhouseCoopers LLP.

Mr. Reagan will earn an annual base salary of $550,000 and will be eligible to participate in the Company’s incentive compensation program, which includes cash incentive awards and equity awards. As an inducement to join Leidos, Mr. Reagan will receive a one-time sign-on bonus consisting of $150,000 cash and equity awards with a total grant date fair value of $1.4 million, of which 50% are expected to be in the form of performance share awards, 30% in the form of restricted stock unit awards and 20% in the form of non-qualified options to purchase Leidos common stock. Mr. Reagan will be eligible to receive a cash bonus for 2015 in an amount between approximately $267,000 and $422,000 depending on Company and individual performance.
Mr. Reagan will also be eligible for the severance benefits made available to other executive officers under our standard form of severance protection agreement if his employment is involuntarily terminated without cause or he resigns for good reason within 24 months following a change in control.
Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Offer Letter dated June 9, 2015

99.1	Press Release dated June 15, 2015

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEIDOS HOLDINGS, INC.
By:	/s/ Raymond L. Veldman
	Name:	Raymond L. Veldman
	Title:	Senior Vice President, Deputy General Counsel and Secretary

LEIDOS, INC.
By:	/s/ Raymond L. Veldman
	Name:	Raymond L. Veldman
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Dated:  June 15, 2015